Exhibit 3.2

EXECUTION COPY

LIQUIDATION TRUST AGREEMENT

This Liquidation Trust Agreement (as it may be amended, modified, supplemented or restated from time to time, this “Agreement”) dated as of February 15, 2019, is made and entered into by and among the entities listed as “Debtors” on the signature pages hereto (each, a “Debtor”), Michael Goldberg, solely in his capacity as liquidation trustee for purposes of this Agreement (the “Liquidation Trustee”), and Wilmington Trust, National Association, as Delaware trustee (the “Delaware Trustee”), for the purpose of forming a statutory trust under and pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq. (as amended, the “Delaware Act”), and is executed in connection with and pursuant to the terms of the First Amended Joint Chapter 11 Plan of Liquidation of Woodbridge Group of Companies, LLC and Its Affiliated Debtors dated August 22, 2018 (as it may be amended, modified, supplemented or restated from time to time, the “Plan”), which Plan provides for, among other things, the establishment of the trust evidenced hereby (the “Liquidation Trust”). All capitalized terms which are used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such Defined Terms in the Plan.

WI T N E S S E T H

WHEREAS, the Chapter 11 Cases were commenced by the Debtors filing voluntary chapter 11 petitions in the Bankruptcy Court on various dates between December 4, 2017, and March 27, 2018;

WHEREAS, the Bankruptcy Court confirmed the Plan by order dated October 26, 2018;

WHEREAS, this Agreement is entered into to effectuate the establishment of the Liquidation Trust as provided in the Plan and the Confirmation Order;

WHEREAS, the Liquidation Trust is established for the benefit of the Liquidation Trust Beneficiaries under the Plan;

WHEREAS, the Liquidation Trust is established (i) for the purpose of collecting, administering, distributing and liquidating the Liquidation Trust Assets for the benefit of the Liquidation Trust Beneficiaries in accordance with the terms of this Agreement and the Plan and (ii) to pay certain Allowed Claims and statutory fees, in each case to the extent required by the Plan;

WHEREAS, the Liquidation Trust shall have no objective or authority to continue or to engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Liquidation Trust as set forth in this Agreement and the Plan;

WHEREAS, the Plan provides that the Liquidation Trust Beneficiaries are entitled to their applicable Liquidation Trust Interests;

WHEREAS, pursuant to the Plan, the Debtors, the Liquidation Trustee, and the Liquidation Trust Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Liquidation Trust Assets to the Liquidation Trust as a deemed transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust Beneficiaries on account of their Allowed Claims under the Plan, followed by a deemed transfer of the Liquidation Trust Assets by the Liquidation Trust Beneficiaries to the Liquidation Trust in exchange for the beneficial interests herein, and to treat the Liquidation Trust Beneficiaries as the grantors and owners of the Liquidation Trust in accordance with Treasury Regulation Section 301.7701-4;

WHEREAS, the Liquidation Trust is intended to be treated as a grantor trust for federal income tax purposes; and

WHEREAS, the Bankruptcy Court shall have jurisdiction over the Liquidation Trust, the Liquidation Trustee, and the Liquidation Trust Assets as provided herein and in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Debtors and the Liquidation Trustee agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

1.1           Definitions.

1.1.1.   “Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.2.   “Class A Transfer Restriction” shall have the meaning set forth in Section 6.5.1(a) hereof.

1.1.3.   “Class B Transfer Restriction” shall have the meaning set forth in Section 6.5.2(a) hereof.

1.1.4.   “Debtor” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.5.   “Delaware Act” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.6.   “Delaware State Office” shall have the meaning set forth in Section 2.1.2 hereof.

1.1.7.   “Delaware Trustee” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.8.   “Liquidation Trust” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.9.   “Liquidation Trustee” shall mean (x) initially, the Person named in the introductory paragraph to this Agreement as the Liquidation Trustee, and (y) any successors or replacements duly appointed under the terms of this Agreement.

1.1.10. “Plan” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.11. “Statements” shall have the meaning set forth in Section 8.7 hereof.

1.1.12. “Transfer” shall mean, with respect to a Liquidation Trust Interest, any transfer, sale, pledge, assignment, conveyance, gift, bequest, inheritance, grant, distribution, hypothecation or other disposition of or creation or a security interest in such Liquidation Trust Interest, whether voluntarily or by operation of law. “Transferor,” “Transferee,” and “Transferred” shall have correlative meanings.

1.1.13. “Transfer Agent” shall mean any independent third party institution selected by the Liquidation Trustee from time to time to act as transfer agent or registrar with respect to any of the Liquidation Trust Interests.

1.1.14. “Transfer Notice” shall have the meaning set forth in Section 6.5.4 hereof.

1.1.15.  “Transfer Restriction” shall mean the Class A Transfer Restriction or the Class B Transfer Restrictions.

1.2          Plan Terms Control. In the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern and control. This Agreement shall not be construed to impair or limit in any way the rights of any Person under the Plan.

1.3          Interpretation. In this Agreement, except to the extent the context otherwise requires, (i) reference to any Section, Article, subsection, clause, Schedule, Exhibit, preamble or recital, is to that such Section, Article, subsection, clause, Schedule, Exhibit, preamble or recital under this Agreement, (ii) the words “hereof,” “herein,” and similar terms shall refer to this Agreement and not to any particular section or article of this Agreement, (iii) references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented, replaced or restated from time to time in accordance with its terms and subject to compliance with any requirements set forth therein, (iv) references to any law, statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section, (v) references to any party hereto shall include its successors and permitted assigns, (vi) wherever the word “include,” “includes” or “including” is used herein, it shall be deemed to be followed by the words “without limitation,” and any list of examples following such term shall in no way restrict or limit the generality of the word or provision with respect to which such examples are provided, (vii) the words “shall” and “will” are used interchangeably throughout this Agreement, and the use of either connotes a mandatory requirement, (viii) the word “or” is not meant to be exclusive, and shall be interpreted as “and/or”, (ix)  references to “day” or “days” are references to calendar days, (x) the terms “Dollars” and “$” mean United States Dollars, (xi) whenever the context requires, terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine and (xii) references to any time periods herein that are initiated by the receipt of a notice shall be deemed not to include the date such notice is received in the calculation of such time period.

ARTICLE II
ESTABLISHMENT, PURPOSE AND FUNDING OF LIQUIDATION TRUST

2.1         Creation and Name; Formation; Office.

2.1.1.   There is hereby created the Liquidation Trust, which is referred to in Article V and certain other sections of the Plan. The Liquidation Trustee may conduct the affairs of the Liquidation Trust under the name of the “Woodbridge Liquidation Trust”.

2.1.2.   It is the intention of the Liquidation Trustee that the Liquidation Trust formed hereby constitutes a statutory trust under the Delaware Act and that this Agreement constitutes the governing instrument of the Liquidation Trust. Promptly following execution of this Agreement, the Liquidation Trustee shall cause an appropriate form of Certificate of Trust of the Liquidation Trust to be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware State Office”) in accordance with the applicable provisions of the Delaware Act.

2.1.3.   The principal office of the Liquidation Trust, and such additional offices as the Liquidation Trustee may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Liquidation Trustee may designate from time to time. Service of process upon the Liquidation Trust may be made by service upon the Delaware Trustee. The principal office of the Delaware Trustee in the State of Delaware is located at the address set forth in Section 12.2 hereof.

2.2         Purpose of Liquidation Trust. The Debtors and the Liquidation Trustee, pursuant to the Plan and the Confirmation Order and in accordance with the Bankruptcy Code, hereby establish the Liquidation Trust (i) for the purpose of collecting, administering, distributing and liquidating the Liquidation Trust Assets for the benefit of the Liquidation Trust Beneficiaries in accordance with the terms of this Agreement and the Plan and (ii) to pay certain Allowed Claims and statutory fees, in each case to the extent required by the Plan. The Debtors shall have no liability with respect to the distribution or payment of any proceeds of the Liquidation Trust Assets to any of the Liquidation Trust Beneficiaries or other holders of Allowed Claims. The activities of the Liquidation Trust shall be limited to those activities set forth in this Agreement and as otherwise contemplated by the Plan. The Liquidation Trustee understands and agrees that the Liquidation Trust has no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Liquidation Trust as set forth in the Plan.

2.3         Transfer of Liquidation Trust Assets.

2.3.1.   Each Debtor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Liquidation Trust Beneficiaries, all of the Liquidation Trust Assets owned, held, possessed or controlled by such Debtor to the Liquidation Trustee as of the Effective Date, in trust for the benefit of the Liquidation Trust Beneficiaries for the uses and purposes as specified in this Agreement and the Plan. None of the Debtors shall have any further obligations with respect to the Allowed Claims under the Plan or the distribution or payment of any proceeds of the Liquidation Trust Assets to any of the Liquidation Trust Beneficiaries or other holders of Allowed Claims upon the transfer of the Liquidation Trust Assets to the Liquidation Trustee in accordance with this Agreement and the Plan. The Remaining Debtors shall from time to time execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Remaining Debtors shall take or cause to be taken such further action, in each case as the Liquidation Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Liquidation Trustee title to and possession of the Liquidation Trust Assets. None of the foregoing transfers to the Liquidation Trust shall constitute a merger or consolidation of any of the respective Causes of Action, Avoidance Actions, or Contributed Claims, each of which shall retain its separateness following the transfer for all purposes relevant to the prosecution thereof.

2.3.2. For all federal, state, and local income tax purposes, the Debtors, the Liquidation Trust Beneficiaries, and the Liquidation Trustee shall treat the transfer of the Liquidation Trust Assets to the Liquidation Trust as a deemed transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust Beneficiaries on account of their Allowed Claims under the Plan, followed by a deemed transfer of the Liquidation Trust Assets by the Liquidation Trust Beneficiaries to the Liquidation Trust in exchange for their beneficial interests in the Liquidation Trust. Thus, the Liquidation Trust Beneficiaries shall be treated as the grantors and owners of the Liquidation Trust for federal income tax purposes.

2.3.3.   To the extent that any Liquidation Trust Assets cannot be transferred to the Liquidation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by Section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Liquidation Trust Assets shall be deemed to have been retained by the Remaining Debtors and the Liquidation Trustee shall be deemed to have been designated as a representative of the Remaining Debtors pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Liquidation Trust Assets on their behalf. Notwithstanding the foregoing, all proceeds of such Liquidation Trust Assets (net of all reasonable costs and expenses (including the reasonable fees and expenses of professionals)) shall be transferred to the Liquidation Trust to be distributed in accordance with this Agreement and the terms of the Plan.

2.4         Nature of Trust. The Liquidation Trust is irrevocable but subject to amendment and waiver as provided in this Agreement. The Liquidation Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, limited liability partnership, joint venture, corporation, limited liability company, joint stock company or association, nor shall the Liquidation Trustee, or the Liquidation Trust Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Liquidation Trust Beneficiaries, on the one hand, to the Liquidation Trust and the Liquidation Trustee, on the other hand, shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Agreement, the Plan and the Confirmation Order.

2.5       Effectiveness. This Agreement, the establishment of the Liquidation Trust and the transfer of Liquidation Trust Assets to the Liquidation Trust pursuant to Section 2.3 hereof shall be effective on the Effective Date immediately prior to the dissolution of the Debtors (other than the Remaining Debtors) under Section 5.2.3 of the Plan.

ARTICLE III
LIQUIDATION TRUST SUPERVISORY BOARD

3.1         Liquidation Trust Supervisory Board. The initial members of the Liquidation Trust Supervisory Board shall be Jay Beynon, Dr. Raymond C. Blackburn, Terry Goebel, Lynn Myrick, and John J. O’Neill. The Liquidation Trust Supervisory Board shall have all the rights and powers of a duly elected board of directors of a Delaware corporation and shall supervise the Liquidation Trustee in accordance with this Agreement and the Plan. Except as otherwise set forth herein, approval of a simple majority of the members of such Liquidation Trust Supervisory Board shall be required for the Liquidation Trust Supervisory Board to act on any matter. In the event that a Liquidation Trust Supervisory Board shall not continue to exist under this Agreement, the Liquidation Trustee shall have all the rights and powers of a duly elected board of directors of a Delaware corporation and all references herein to required approval or other action of such Liquidation Trust Supervisory Board shall be of no force or effect. On or promptly following the Effective Date, the Liquidation Trust Supervisory Board shall adopt by-laws that are consistent with the terms and conditions of this Agreement.

3.2         Resignation/Replacement/Removal of Member of Liquidation Trust Supervisory Board. A member of the Liquidation Trust Supervisory Board may resign following written notice to the Liquidation Trustee and the other members of the Liquidation Trust Supervisory Board. Such resignation will become effective on the later to occur of (i) the day specified in such written notice and (ii) the date that is thirty (30) days after the date such notice is delivered. A member of the Liquidation Trust Supervisory Board may only be removed by entry of a Bankruptcy Court order finding that cause exists to remove such member. In the event that a member of the Liquidation Trust Supervisory Board is removed in accordance with the immediately preceding sentence, dies, becomes incapacitated, resigns or otherwise becomes unavailable for any reason, such member’s replacement shall be appointed in accordance with the Plan.

3.3         Compensation. Each member of the Liquidation Trust Supervisory Board shall receive the following compensation in respect of his or her service on the Liquidation Trust Supervisory Board: (i) for each calendar month of service shall be $10,000 monthly for the first twelve months from and after the Effective Date (counting the month of the Effective Date as the first calendar month even if it is a partial calendar month), (ii) $7,500 monthly for the thirteenth through twenty-fourth calendar months after the Effective Date, (iii) $5,000 monthly for the twenty-fifth through thirty-sixth calendar months after the Effective Date, and (iv) $2,500 monthly for each calendar month thereafter until termination of the Liquidation Trust in accordance with the Plan (prorated as appropriate if a member commences his or her service other than on the first day of a month or terminates his or her service other than on the last day of a month). The members of the Liquidation Trust Supervisory Board shall also be entitled to reimbursement from the Liquidation Trust Assets of all actual, reasonable and documented out-of-pocket costs and expenses incurred thereby in connection with their service on the Liquidation Trust Supervisory Board. Except for (i) the compensation and expense reimbursement set forth in this Section 3.3 and (ii) indemnification as set forth in Article VII hereof, the members of the Liquidation Trust Supervisory Board shall receive no compensation or other payment for the performance of their duties hereunder.

3.4         Confidentiality. Each member of the Liquidation Trust Supervisory Board shall, while serving as a member of the Liquidation Trust Supervisory Board under this Agreement, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Person to which any of the Liquidation Trust Assets relate or of which he or she has become aware in his or her capacity as a member of the Liquidation Trust Supervisory Board.

3.5          Disclosure of Personal Information. In connection with the initial registration of any Class A Liquidation Trust Interests under the Exchange Act, and thereafter so long as Class A Liquidation Trust Interests continue to be a class of equity securities registered under the Exchange Act, each member of the Liquidation Trust Supervisory Board shall provide such personal biographical and other information, including but not limited to educational background, business experience, business affiliations, and conflicts of interest (actual or potential) that such member or such member’s firm may have with respect to the exercise of such member’s duties under this Agreement or the Plan, as may be required to be disclosed in any Form 10, current or periodic report from time to time required to be filed, or otherwise pursuant to the Exchange Act. Each member of the Liquidation Trust Supervisory Board shall, at the request of the Liquidation Trustee, certify in writing the truth and accuracy of any personal information of such member provided pursuant to this Section 3.5. Each member of the Liquidation Trust Supervisory Board shall indemnify the Liquidation Trust, the Liquidation Trustee, the other members of the Liquidation Trust Supervisory Board, and the Liquidation Trust’s officer and employees from and against the making, in any registration statement or report filed under the Exchange Act, of any untrue statement of a material fact or the omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case to the extent that such misstatement or omission is based on information provided by such member.

ARTICLE IV
ADMINISTRATION OF THE LIQUIDATION TRUST

4.1         Rights, Powers and Privileges. In connection with the administration of the Liquidation Trust, except as set forth in this Agreement and the Plan, the Liquidation Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Liquidation Trust (including, without limitation, all powers, rights, and duties under applicable law). In connection therewith, and subject to the limitations of Section 4.4 hereof, the Liquidation Trustee shall have absolute discretion to pursue or not to pursue any and all Claims, rights, Contributed Claims, or other Causes of Action, as he or she determines are in the best interests of the Liquidation Trust Beneficiaries and consistent with the purposes of the Liquidation Trust, and shall have no liability for the outcome of his or her decision. Without limiting the foregoing, but subject to the limitations in this Agreement, the Liquidation Trustee shall be expressly authorized, but shall not be required, to take the actions set forth in Section 5.4.5 of the Plan.

4.2        Agents and Professionals. The Liquidation Trustee and the Liquidation Trust Supervisory Board may, but shall not be required to, consult with and retain attorneys, accountants, real estate brokers, appraisers, valuation counselors, transfer agents, or other parties deemed by the Liquidation Trustee or the Liquidation Trust Supervisory Board, as the case may be, to have qualifications necessary to assist in the proper administration of the Liquidation Trust. The Liquidation Trustee may pay the reasonable salaries, fees and expenses of such persons (including himself/herself), including contingency fees, out of the Liquidation Trust Assets, subject to the provisions of Section 8.7 hereof.

4.3         Investment and Safekeeping of Liquidation Trust Assets. All monies and other Liquidation Trust Assets received by the Liquidation Trustee shall, until distributed or paid as provided in this Agreement or the Plan, be held in the Liquidation Trust or the Wind-Down Entity for the benefit of the Liquidation Trust Beneficiaries. The Liquidation Trustee shall be under no obligation to generate or produce, or any liability for, interest or other income on any monies received by the Liquidation Trust and held for distribution or payment to the Liquidation Trust Beneficiaries, except as such interest shall be actually received by the Liquidation Trustee. Investments of any monies held by the Liquidation Trustee shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Liquidation Trustee to invest monies held by the Liquidation Trustee, the proceeds from any sale of Liquidation Trust Assets, or any income earned by the Liquidation Trust shall be limited to the right and power to invest such monies, pending periodic distributions in accordance with the terms hereof and the Plan. For the avoidance of doubt, the investment powers of the Liquidation Trustee in this Agreement, other than those reasonably necessary to maintain the value of the Liquidation Trust Assets and the Liquidation purpose of the Liquidation Trust, are limited to powers to invest in demand and time deposits, such as short-term certificates of deposits, in banks or other savings institutions, or other temporary, liquid investments, such as treasury bills, and in all cases limited only to those assets permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d).

4.4        Limitations on Liquidation Trustee. On behalf of the Liquidation Trust or the Liquidation Trust Beneficiaries, the Liquidation Trustee shall not at any time: (i) enter into or engage in any trade or business (other than the management and disposition of the Liquidation Trust Assets), and no part of the Liquidation Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Liquidation Trust in furtherance of any trade or business, (ii) except as provided in Section 4.3 and below, reinvest any Liquidation Trust Assets, or (iii) take any action that would jeopardize treatment of the Liquidation Trust as a “liquidating trust” for federal income tax purposes.

4.4.1. The Liquidation Trustee must consult with, and obtain approval of, the Liquidation Trust Supervisory Board or, in the absence of such approval, an order of the Bankruptcy Court concerning any matter involving any sale or other disposition of an asset of the Liquidation Trust, or any release, modification or waiver of existing rights as to an asset of the Liquidation Trust, if the asset at issue exceeds $500,000.00 in value (provided that the Liquidation Trust Supervisory Board shall be conclusively presumed to have approved any such sale or disposition if it fails to object thereto in a writing received by the Liquidation Trustee within ten (10) Business Days following written notification to the Liquidation Trust Supervisory Board by the Liquidation Trustee of the intended sale or disposition, with such approval to be deemed to have been irrevocably given in respect of the terms and conditions of such sale or disposition set forth in such notification).

4.4.2. The Liquidation Trustee must consult with, and obtain approval of, the Liquidation Trust Supervisory Board or, in the absence of such approval, an order of the Bankruptcy Court concerning any compromise or settlement of litigation or controverted matter proposed by the Liquidation Trustee involving claims in excess of $500,000.00 (provided that the Liquidation Trust Supervisory Board shall be conclusively presumed to have approved any such compromise or settlement if it fails to object thereto in a writing received by the Liquidation Trustee within ten (10) Business Days following written notification to the Liquidation Trust Supervisory Board by the Liquidation Trustee of the intended compromise or settlement, with approval thereof to be deemed to have been irrevocably given in respect of the terms and conditions of such compromise or settlement set forth in such notification).

4.4.3. The Liquidation Trustee must consult with, and obtain approval of, the Liquidation Trust Supervisory Board or, in the absence of such approval, an order of the Bankruptcy Court concerning the retention by the Liquidation Trustee of professionals (provided that the Liquidation Trust Supervisory Board shall be conclusively presumed to have approved any such retention if it fails to object thereto in a writing received by the Liquidation Trustee within ten (10) Business Days following written notification to the Liquidation Trust Supervisory Board by the Liquidation Trustee of the intended retention).

4.4.4.   Other than as contemplated by the Plan or this Agreement, the Liquidation Trustee is not empowered to incur indebtedness.

4.4.5.   The Liquidation Trustee may invest Cash of the Liquidation Trust, including any earnings thereon or proceeds therefrom, any Cash realized from the liquidation of the Liquidation Trust Assets, or any Cash that is remitted to the Liquidation Trust from the Wind-Down Entity or any other Person, which investments, for the avoidance of doubt, will not be required to comply with Bankruptcy Code section 345(b); provided,  however, that such investments must be investments that are permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable guidelines, rulings, or other controlling authorities. The Liquidation Trustee shall have no liability in the event of the insolvency or failure of any institution in which he or she has invested any funds of the Liquidation Trust.

4.4.6.   The Liquidation Trustee shall hold, collect, conserve, protect and administer the Liquidation Trust Assets in accordance with the provisions of this Agreement and the Plan, and pay and distribute amounts as set forth herein for the purposes set forth in this Agreement. Subject to the standard of care set forth in Section 7.2, any determination by the Liquidation Trustee as to what actions are in the best interests of the Liquidation Trust shall be determinative.

4.4.7.   The Liquidation Trustee shall disclose to the Liquidation Trust Supervisory Board any connections, conflicts or potential conflicts of interest that the Liquidation Trustee or the Liquidation Trustee’s firm has with respect to the exercise of any rights, powers, duties and privileges under this Agreement or the Plan. In the event that the Liquidation Trustee cannot take any action, including the prosecution of any claims or the objection to any claims, by reason of an actual or potential conflict of interest, the Liquidation Trust Supervisory Board shall be authorized to take any such action(s) in place of the Liquidation Trustee, including by the retention of professionals (which may include professionals retained by the Liquidation Trustee) for the purpose of taking such actions.

4.5         Bankruptcy Court Approval of Liquidation Trustee Actions. Except as provided in the Plan or otherwise specified in this Agreement, the Liquidation Trustee need not obtain the order or approval of the Bankruptcy Court in the exercise of any power, rights, or discretion conferred hereunder, or account to the Bankruptcy Court. The Liquidation Trustee shall exercise his or her business judgment for the benefit of the Liquidation Trust Beneficiaries in order to maximize the value of the Liquidation Trust Assets and distributions, giving due regard to the cost, risk, and delay of any course of action. Notwithstanding the foregoing, the Liquidation Trustee shall have the right to submit to the Bankruptcy Court any question or questions regarding which the Liquidation Trustee may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Liquidation Trust with respect to any of the Liquidation Trust Assets, this Agreement, or the Plan, including the administration, distribution, or proposed sale of any of the Liquidation Trust Assets. The Bankruptcy Court shall retain jurisdiction and power for such purposes and shall approve or disapprove any such proposed action upon motion by the Liquidation Trust.

4.6         Reliance by Liquidation Trustee and the Liquidation Trust Supervisory Board:

(a)
The Liquidation Trustee and members of the Liquidation Trust Supervisory Board may, subject to the standard of care set forth in Section 7.2, rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

(b)
The Liquidation Trustee and members of the Liquidation Trust Supervisory Board may consult with any and all professionals to be selected by them and the Liquidation Trustee and members of the Liquidation Trust Supervisory Board shall not, subject to the standard of care set forth in Section 7.2, be liable for any action taken or omitted to be taken by them in accordance with the advice of such professionals; and

(c)
Persons dealing with the Liquidation Trustee shall look only to the Liquidation Trust Assets to satisfy any liability incurred by the Liquidation Trustee to such Person in carrying out the terms of this Liquidation Trust Agreement, and neither the Liquidation Trustee nor any member of the Liquidation Trust Supervisory Board shall have any personal obligation to satisfy any such liability.

4.7          Valuation of Liquidation Trust Assets. The Liquidation Trustee shall apprise the Liquidation Trust Beneficiaries of the value of the Liquidation Trust Assets. The Debtors, the Liquidation Trust Beneficiaries, and the Liquidation Trust will consistently report the valuation of the assets transferred to the Liquidation Trust. Such consistent valuations and revised reporting will be used for all federal, state, local, or other income tax purposes. Income, deductions, gain, or loss from the Liquidation Trust shall be reported to the beneficiaries of the Liquidation Trust in conjunction with the filing of the Liquidation Trust’s income tax returns.  Each Liquidation Trust Beneficiary shall report income, deductions, gain, or loss on such Liquidation Trust Beneficiary’s income tax returns. Any dispute regarding the valuation of Liquidation Trust Assets shall be resolved by the Bankruptcy Court.

ARTICLE V
DISTRIBUTIONS FROM THE LIQUIDATION TRUST

5.1         Distributions. After the Effective Date and subject to Section 5.7, as and to the extent required by the Plan, the Liquidation Trustee shall (a) make distributions to Liquidation Trust Beneficiaries in respect of their Liquidation Trust Interests from Available Cash in accordance with the Liquidation Trust Interests Waterfall and (b) pay certain Allowed Claims to the extent required by the Plan.

5.2         Provisions Governing Distributions.  All distributions to be made under this Agreement shall be made in accordance with Section 1.84, Section 5.4.10 and Article VII of the Plan, which are incorporated by reference herein.

5.3         Timing of Distributions. Any payment or other distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day. All payments or distributions due on the Effective Date shall be made thereon or as soon as practicable thereafter. Any payment of Cash made pursuant to this Plan shall be deemed made when such payment by check or wire transfer is transmitted. This Section 5.3 shall be subject to Article VII of the Plan.

5.4         Payments Limited to Liquidation Trust Assets. All payments to be made by the Liquidation Trustee to or for the benefit of any Liquidation Trust Beneficiary shall be made only to the extent that the Liquidation Trustee has sufficient reserves to make such payments in accordance with this Agreement and the Plan. Each Liquidation Trust Beneficiary shall have recourse only to the Liquidation Trust Assets for distribution under this Agreement and the Plan. This Section 5.4 shall be subject to Article VII of the Plan.

5.5         Fees and Expenses.

5.5.1.   Subject to the limitations set forth herein and in the Plan, the Liquidation Trustee must pay or establish a reasonable reserve for the operating and administrative expenses of the Liquidation Trust (including making any payments in respect of Allowed Claims that may be required under the Plan) before approving distributions to or for the benefit of Liquidation Trust Beneficiaries.

5.5.2.   The Liquidation Trustee shall satisfy any fees and expenses of the Liquidation Trust with the Liquidation Trust Assets to the extent available.

5.5.3.   The Liquidation Trust shall pay any and all fees that are required to be paid by the Liquidation Trust under Section 11.3 of the Plan.

5.6         Priority of Distributions.  Any recovery by the Liquidation Trust on account of the Liquidation Trust Assets shall be applied in accordance with the Plan.

5.7        Compliance with Laws. Any and all distributions of Liquidation Trust Assets shall be in compliance with applicable laws.  Without limiting the generality of the foregoing, the Liquidation Trustee shall make distributions from the Liquidation Trust at least annually to the Liquidation Trust Beneficiaries from all net cash income and all other cash received by the Liquidation Trust; provided, however, that the Liquidation Trustee may, to the extent consistent with Revenue Procedure 82-58, 1982-2 C.B. 847, as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484, retain such amounts (a) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidation Trust Assets during the term of the Liquidation Trust, (b) to pay reasonable administrative expenses including, without limitation, the compensation and the reimbursement of reasonable, actual and necessary costs, fees (including attorneys’ fees) and expenses of the Liquidation Trustee and the Delaware Trustee in connection with the performance of their duties in connection with this Agreement and any amounts owed to the Liquidation Trustee and the Delaware Trustee pursuant to Sections 7.3 and 11.3 hereof, and (c) to satisfy all other liabilities incurred or assumed by the Liquidation Trust (or to which the Liquidation Trust Assets are otherwise subject) in accordance with the Plan and this Agreement.

5.8         Setoff Rights. The Liquidation Trustee may, but shall not be required to, setoff against or recoup from the holder of any Allowed Claim (including any Liquidation Trust Beneficiary) on which payments or other distributions are to be made hereunder, claims of any nature that the Liquidation Trust may have against such Person. However, neither the failure to do so, nor the allowance of any Claim under the Plan or otherwise, shall constitute a waiver or release of any such claim, right of setoff or right of recoupment against the holder of such Allowed Claim.

5.9         Right to Object to Claims. Subject to the following sentence and except for those Claims that are expressly the responsibility of the Wind-Down Entity under the Plan, the Liquidation Trustee shall have the responsibility and authority for administering, disputing, objecting to, compromising and settling or otherwise resolving and finalizing payments or other distributions with respect to Claims under the Plan (including in respect of any Liquidation Trust Interests). The Liquidation Trustee shall generally prosecute objections to Claims pending as of the Effective Date and any additional objections filed from and after the Effective Date. In addition, subject to the foregoing sentence, the Liquidation Trustee may, at any time, request that the Bankruptcy Court estimate any Contingent Claim, Disputed Claim or Unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether any party previously objected to or sought estimation of such Claim.

5.10       No Distributions Pending Allowance. If a Claim or any portion of a Claim is Disputed, no payment or distribution shall be made on account of the disputed portion of such Claim (or the entire Claim, if the entire Claim is disputed), unless such Disputed Claim or portion thereof becomes an Allowed Claim.

ARTICLE VI
BENEFICIARIES

6.1        Identification of Liquidation Trust Beneficiaries. In order to determine the actual names and addresses of the Liquidation Trust Beneficiaries, the Liquidation Trustee may deliver a notice to the Liquidation Trust Beneficiaries. Such notice may include a form for each Liquidation Trust Beneficiary to complete in order to be properly registered as a Liquidation Trust Beneficiary and be eligible for distributions under the Liquidation Trust. Such form may request the Liquidation Trust Beneficiary’s federal taxpayer identification number or social security number if the Liquidation Trustee determines that such information is necessary to fulfill his or her tax reporting and withholding obligations. The Liquidation Trustee, in his or her reasonable discretion, may suspend distributions to any Liquidation Trust Beneficiary that has not provided its federal taxpayer identification number or social security number, as the case may be, after a request is made pursuant to this Section 6.1. If tax information is not provided within one hundred eighty (180) days after such request, the applicable Liquidation Trust Beneficiary’s underlying claim will be expunged and its Liquidation Trust Interest disallowed for all purposes of this Agreement to the extent provided under the Plan. Each Liquidation Trust Beneficiary’s Liquidation Trust Interest is dependent upon such Liquidation Trust Beneficiary’s classification under the Plan and the status of its Allowed Claim.

6.2         Beneficial Interest Only. The ownership of a Liquidation Trust Interest shall not entitle any Liquidation Trust Beneficiary to any title in or to any of the Liquidation Trust Assets or to any right to call for a partition or division of such Liquidation Trust Assets or to require an accounting, except as specifically provided herein. Except as expressly provided in this Agreement, a Liquidation Trust Beneficiary shall not have standing to direct or to seek to direct the Liquidation Trust or Liquidation Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any Person upon or with respect to the Liquidation Trust Assets.

6.3        Ownership of Beneficial Interests Hereunder. Each Liquidation Trust Beneficiary shall own a beneficial interest in the Liquidation Trust (as represented by the Liquidation Trust Interest(s) issued to such Liquidation Trust Beneficiary) in accordance with the Plan. The record holders of the Liquidation Trust Interests shall be recorded and set forth in a registry maintained by, or at the direction of, the Liquidation Trustee expressly for such purpose. Such obligation may be satisfied by the Liquidation Trust’s retention of a Transfer Agent for the maintenance of such registry and, so long as a registry of the Liquidation Trust Interests is maintained by a Transfer Agent, such Liquidation Trust Interests need not be registered on the books and records of the Liquidation Trust.

6.4         Evidence of Beneficial Interest.

6.4.1.   Unless otherwise determined by the Liquidation Trustee, ownership of a Liquidation Trust Interest shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever. Except as set forth in Section 6.4.2 hereof, ownership of the Liquidation Trust Interests shall be maintained on books and records of the Liquidation Trust maintained by the Liquidation Trustee or on behalf of the Liquidation Trust on the books and records of a Transfer Agent.

6.4.2.   Upon or in connection with the effectiveness of an Exchange Act Registration of the Class A Liquidation Trust Interests, the Liquidation Trustee may, in its discretion, determine that the Class A Liquidation Trust Interests shall be evidenced by book-entry form represented by one or more global certificates registered in the name of DTC, as depository, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity. The Liquidation Trustee shall use its commercially reasonable best efforts to give prompt notice of any such determination to the holders of the Class A Liquidation Trust Interests. Any such notice may be provided or made available, in the discretion of the Liquidation Trustee, by any reasonable means, including U.S. mail, electronic transmission, display on IntraLinks or a similar virtual data room to which holders shall have access, or publication to a publicly-available website or by press release distributed via a generally recognized business news service. If the Class A Liquidation Trust Interests are registered in book-entry form, the Liquidation Trustee shall use its commercially reasonable best efforts to facilitate the transfer of the Class A Liquidation Trust Interests through the DTC participant system (as necessary). If the Class A Liquidation Trust Interests are registered in book-entry form, the Liquidation Trustee shall be under no obligation to provide the holders of Class A Liquidation Trust Interests with actual physical certificates representing their Class A Liquidation Trust Interests, and the Class A Liquidation Trust Interests need no longer be registered on the books and records of the Liquidation Trust or with any Transfer Agent.

6.5         Transfer of Liquidation Trust Interests.

6.5.1.      Restriction on Transfer of Class A Liquidation Trust Interests.

(a)      Subject to Section 6.5.1(b) hereof, the Class A Liquidation Trust Interests shall not be Transferred, except by operation of law or by will or the laws of descent and distribution, in each case following written notice to the Liquidation Trustee in accordance with Section 6.5.4 hereof.

(b)      The restriction on transfer set forth in Section 6.5.1(a) hereof (the “Class A Transfer Restriction”) shall be in effect with respect to all Class A Liquidation Trust Interests from the time of issuance thereof on the Effective Date until the effectiveness of an Exchange Act Registration of the Class A Liquidation Trust Interests, at which time (i) the Class A Transfer Restriction shall terminate and cease to be of any force or effect and (ii) the Class A Liquidation Trust Interests may be Transferred by the holders thereof to the extent otherwise permissible under applicable law. The Liquidation Trust shall use its commercially reasonable best efforts to cause an Exchange Act Registration of the Class A Liquidation Trust Interests to become effective, and for the Class A Liquidation Trust Interests to be quoted with an OTC ticker symbol, as soon as reasonably practicable after the Effective Date, but in no event shall the Liquidation Trust file an Exchange Act registration statement any later than may be required under section 12(g) of the Exchange Act or the rules and regulations promulgated thereunder.

6.5.2.    Restriction on Transfer of Class B Liquidation Trust Interests.

(a)      Subject to Section 6.5.2(b) hereof, the Class B Liquidation Trust Interests shall not be Transferred except by operation of law or by will or the laws of descent and distribution, in each case following written notice to the Liquidation Trustee in accordance with Section 6.5.4 hereof.

(b)      The restriction on transfer set forth in Section 6.5.2(a) hereof (the “Class B Transfer Restriction”) shall be in effect with respect to all Class B Liquidation Trust Interests from the time of issuance thereof on the Effective Date until the earlier to occur of (a) the effectiveness of an Exchange Act Registration of the Class B Liquidation Trust Interests or (b) the Liquidation Trustee has given notice to the holders of the Class B Liquidation Trust Interests of the Liquidation Trustee’s good faith determination, in its discretion, that termination of the Class B Transfer Restriction does not require the Class B Liquidation Trust Interests to be registered under section 12(g) of the Exchange Act.  Upon the occurrence of an event described in (a) or (b) of the preceding sentence, (i) the Class B Transfer Restriction shall terminate and cease to be of any force or effect and (ii) the Class B Liquidation Trust Interests may be Transferred by the holders thereof to the extent otherwise permissible under applicable law. The Liquidation Trust shall not be under any obligation (and does not currently intend) to make any effort to cause the Class B Liquidation Trust Interests to be registered under the Exchange Act or otherwise to facilitate the trading of, or the development of any trading market for, the Class B Liquidation Trust Interests.

6.5.3.   Notice of Termination of Transfer Restrictions.  Upon any termination of a Transfer Restriction (whether such termination is by reason of the effectiveness of an Exchange Act Registration or a determination by the Liquidation Trustee that termination of a Transfer Restriction would not require registration under section 12(g) of the Exchange Act), the Liquidation Trustee shall use commercially reasonable best efforts promptly thereafter to notify the holders of the Liquidation Trust Interests with respect to which such Transfer Restriction termination has occurred. Any such notice may be provided or made available, in the discretion of the Liquidation Trustee, by any reasonable means, including U.S. mail, electronic transmission, display on IntraLinks or a similar virtual data room to which holders shall have access, or publication to a publicly-available website or by press release distributed via a generally recognized business news service.

6.5.4.   Notice of Certain Transfers. In the case of any Transfer, notice of which is required to be given under Section 6.5.1 or Section 6.5.2 hereof, such notice (a “Transfer Notice”) shall be given to the Liquidation Trustee by registered or certified mail in accordance with this Section 6.5.4 and Section 12.2 hereof, and shall be Filed with the Bankruptcy Court. A Transfer Notice shall (a) state the names, addresses and, if the Liquidation Trustee determines that such information is necessary to fulfill his or her tax reporting and withholding obligations, the federal taxpayer identification numbers or social security numbers of the Transferor and Transferee, (b) clearly identify the class and the amount of the Liquidation Trust Interest to be Transferred, and (c) be executed by both the Transferor (or the Transferor’s personal representative) and the Transferee, with such signatures acknowledged before a notary public and as required by Bankruptcy Rule 3001(e). The Liquidation Trustee may conclusively rely upon such signatures and acknowledgments as evidence of such Transfer without the requirement of any further investigation. Notwithstanding anything to the contrary in this Section 6.5, no Transfer notice of which is required to be given under Section 6.5.1 or Section 6.5.2 hereof shall be effective until a Transfer Notice is given in accordance with this Section 6.5.4, and the Liquidation Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Liquidation Trust Beneficiary until receipt of such Transfer Notice. The Liquidation Trustee may rely upon such proof without the requirement of any further investigation.

6.5.5.   Invalidity of Restricted Transfers. Any attempted Transfer in violation of any Transfer Restriction shall be void ab initio. The Liquidation Trustee shall not be authorized or obligated to effect any Transfer or treat any purported Transferee as holder of record or beneficial owner of any Liquidation Trust Interest, the Transfer of which is void ab initio under this paragraph. The Liquidation Trustee may institute legal proceedings to force rescission of a Transfer prohibited by this Agreement and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

ARTICLE VII
THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

7.1        Parties Dealing With the Liquidation Trustee. In the absence of actual knowledge to the contrary, any Person dealing with the Liquidation Trust or the Liquidation Trustee shall be entitled to rely on the authority of the Liquidation Trustee or any of the Liquidation Trustee’s agents to act in connection with the Liquidation Trust Assets. No Person that may deal with the Liquidation Trustee shall have any obligation to inquire into the validity or expediency or propriety of any transaction by the Liquidation Trustee or any agent of the Liquidation Trustee.

7.2         Limitation of Liquidation Trustee’s Liability. Anything herein to the contrary notwithstanding, in exercising the rights granted herein, the Liquidation Trustee shall exercise his or her best judgment, to the end that the affairs of the Liquidation Trust shall be properly managed and the interests of all the Liquidation Trust Beneficiaries are safeguarded; but the Liquidation Trustee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, unless the Liquidation Trustee has acted with gross negligence, fraud or willful misconduct.

7.3         Indemnification. The Liquidation Trustee, the Liquidation Trust Supervisory Board and each of their respective accountants, agents, assigns, attorneys, bankers, consultants, directors, employees, executors, financial advisors, investment bankers, real estate brokers, Transfer Agents, managers, members, officers, partners, predecessors, principals, professional persons, representatives, and successors (each, an “Indemnified Party”) shall be indemnified for, and defended and held harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without gross negligence, willful misconduct, or fraud on the part of the applicable Indemnified Party (which gross negligence, willful misconduct, or fraud, if any, must be determined by a final, non-appealable order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or this Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud. In addition, to the fullest extent permitted by law, each Indemnified Party shall be indemnified for, and defended and held harmless against, any and all losses, liabilities, damages, judgments, fines, penalties, claims, demands, settlements, costs, and expenses, including the reasonable fees and expenses of their respective professionals arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust or the implementation or administration of the Plan if the applicable Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Liquidation Trust or the Liquidation Trust Beneficiaries.  The amounts necessary for the indemnification provided in this Section 7.3 (including, but not limited to, any costs and expenses incurred in enforcing the right of indemnification in this Section 7.3) shall be paid by the Liquidation Trustee out of the Liquidation Trust Assets, except as otherwise provided in the Plan. The Liquidation Trustee shall not be personally liable for the payment of any Liquidation Trust expense or claim or other liability of the Liquidation Trust, and no Person shall look to the Liquidation Trustee personally for the payment of any such expense or liability. The indemnification provided in this Section 7.3 shall survive the death, dissolution, resignation or removal, as may be applicable, of the Liquidation Trustee or an indemnified member of the Liquidation Trust Supervisory Board, or the termination of the Liquidation Trust, and shall inure to the benefit of each Indemnified Person’s heirs and assigns.

ARTICLE VIII
SELECTION, REMOVAL AND COMPENSATION OF LIQUIDATION TRUSTEE

8.1         Term of Service. The Liquidation Trustee shall serve until the earlier to occur of (a) the termination of the Liquidation Trust in accordance with this Agreement and the Plan or (b) the Liquidation Trustee’s death, resignation or removal.

8.2         Removal of a Liquidation Trustee. Any Person serving as Liquidation Trustee may be removed and replaced by an order of the Bankruptcy Court upon the motion of the Liquidation Trust Supervisory Board and a showing of good cause; provided, however, that the proposed removal and replacement of Michael Goldberg as Liquidation Trustee will require a determination by the Bankruptcy Court that “cause” exists for such removal and replacement using the standard under Bankruptcy Code section 1104 made after notice of such proposed removal and replacement has been provided to the SEC. The removal shall be effective on the date specified in the order. Notwithstanding the removal of the Liquidation Trustee pursuant to this Section 8.2, the rights of the resigning Liquidation Trustee under this Agreement with respect to acts or omissions occurring prior to the effectiveness of such removal will continue for the benefit of such resigning Liquidation Trustee following the effectiveness of such resignation.

8.3         Resignation of Liquidation Trustee. The Liquidation Trustee may resign at any time by giving the Liquidation Trust Beneficiaries and Liquidation Trust Supervisory Board at least sixty (60) days written notice of his or her intention to do so. Without limiting any other reporting or accounting obligations under the Plan or this Agreement, in the event of a resignation, the resigning Liquidation Trustee shall render to the Liquidation Trust Beneficiaries a full and complete written accounting of monies and Liquidation Trust Assets received, disbursed, and held during the term of office of that Liquidation Trustee. The resignation shall be effective on the later to occur of: (i) the date specified in the notice; or (ii) the appointment of a successor by the Liquidation Trust Supervisory Board, the acceptance by such successor of such appointment and the approval of the Bankruptcy Court; provided, that if a successor Liquidation Trustee is not appointed or does not accept his or her appointment or if the appointment of a successor Trustee has not been approved by the Bankruptcy Court within sixty (60) days following delivery of notice of resignation, the resigning Liquidation Trustee may petition the Bankruptcy Court for the appointment of a successor Liquidation Trustee. Notwithstanding the resignation of the Liquidation Trustee pursuant to this Section 8.3, the rights of the resigning Liquidation Trustee under this Agreement with respect to acts or omissions occurring prior to the effectiveness of such resignation will continue for the benefit of such resigning Liquidation Trustee following the effectiveness of such resignation.

8.4         Appointment of Successor Liquidation Trustee. Upon the resignation, death, incapacity, or removal of a Liquidation Trustee, the Liquidation Trust Supervisory Board shall appoint a successor Liquidation Trustee to fill the vacancy so created, subject to the approval of the Bankruptcy Court so long as any of the Chapter 11 Cases are pending. Any successor Liquidation Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agrees that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Liquidation Trustee.

8.5         Powers and Duties of Successor Liquidation Trustee. A successor Liquidation Trustee shall have all the rights, privileges, powers, and duties of his or her predecessor under this Agreement and the Plan. Notwithstanding anything to the contrary herein, a removed or resigning Liquidation Trustee shall, when requested in writing by the successor Liquidation Trustee, execute and deliver an instrument or, instruments conveying and transferring to such successor Liquidation Trustee under the Liquidation Trust all the estates, properties, rights, powers, and trusts of such predecessor Liquidation Trustee.

8.6          Liquidation Trust Continuance. The death, resignation or removal of the Liquidation Trustee shall not terminate the Liquidation Trust or revoke any then-existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Liquidation Trustee. In the event that a successor Liquidation Trustee is not appointed within thirty (30) days of when required under this Agreement, any Liquidation Trust Beneficiary may apply to the Bankruptcy Court for appointment of a successor Liquidation Trustee upon notice to the Liquidation Trust Supervisory Board.

8.7          Compensation and Costs of Administration. The Liquidation Trustee shall receive fair and reasonable compensation for his or her services in accordance with Schedule A, which shall be charged against and paid out of the Liquidation Trust Assets (subject to the limitations set forth in this Agreement and the Plan), provided, that no compensation may be paid to the Liquidation Trustee or his or her professionals unless and until the following procedures have been followed with respect to any individual request for compensation: (i) the Liquidation Trustee shall submit to the Liquidation Trust Supervisory Board a statement or statements (“Statements”) reflecting all fees (itemized, as applicable, to indicate the individual performing services, such individual’s billable rate, a description of the services performed, the time spent, and the fees incurred) and itemized costs to be reimbursed, (ii) the amount reflected in any such Statements may be paid by the Liquidation Trust after seven (7) days after the delivery of the Statements as specified in clause (i) above, unless prior to the expiration of such seven-day period, the Liquidation Trust Supervisory Board shall have objected in writing to any compensation reflected in the Statement, in which case the undisputed amounts may be paid and the disputed amounts may only be paid by agreement of the Liquidation Trust Supervisory Board, or pursuant to order of the Bankruptcy Court, which shall retain jurisdiction over all disputes regarding the Liquidation Trustee’s and his or her professionals’ compensation.  All costs, expenses, and obligations, including filing fees, incurred by the Liquidation Trustee (or professionals who may be employed by the Liquidation Trustee in administering the Liquidation Trust, in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid from the applicable Liquidation Trust Assets prior to any distribution to the Liquidation Trust Beneficiaries (subject to the limitations set forth in this Agreement and the Plan). If the cash in the Liquidation Trust shall be insufficient to compensate and reimburse the Liquidation Trustee or the members of the Liquidation Trust Supervisory Board, as the case may be, for any amounts to which they are entitled hereunder, then the Liquidation Trustee is hereby authorized to reduce to cash that portion of the Liquidation Trust Assets that are causes of action necessary so as to effect such compensation and reimbursement, subject to the terms of the Plan.

8.8         Periodic Reporting; Filing Requirements.

8.8.1.   Beginning the first quarter-end following the Effective Date and continuing on each quarter-end thereafter until the Closing Date, within thirty (30) calendar days after the end of such period, the Liquidation Trust shall File quarterly reports with the Bankruptcy Court. Each quarterly report shall contain a cash flow statement which shall show Distributions by Class during the prior quarter, an unaudited balance sheet, the terms of any settlement of an individual Claim in an amount greater than $100,000, the terms of any litigation settlement where the Cause of Action or the Liquidation Trust Action was greater than $100,000 or the settlement is for more than $100,000, the terms of any sale of Estate Assets where the proceeds of such sale are $100,000 or greater, and such other information as the Liquidation Trust determines is material.

8.8.2. Until the effectiveness of an Exchange Act Registration for the Class A Liquidation Trust Interests, the Liquidation Trust shall, as soon as practicable after the end of each calendar year and upon termination of the Liquidation Trust, provide or make available a written report and account to the holders of Liquidation Trust Interests, which report and account sets forth (i) the assets and liabilities of the Liquidation Trust at the end of such calendar year or upon termination and the receipts and disbursements of the Liquidation Trust for such calendar year or period, and (ii) changes in the Liquidation Trust Assets and actions taken by the Liquidation Trustee in the performance of its duties under the Plan or the Liquidation Trust Agreement that the Liquidation Trustee determines in its discretion may be relevant to holders of Liquidation Trust Interests, such as material changes or actions that, in the opinion of the Liquidation Trustee, may have a material effect on the Liquidation Trust Assets that were not previously reported. The Liquidation Trust may provide or make available to holders of Liquidation Trust Interests similar reports for such interim periods during the calendar year as the Liquidation Trustee deems advisable. So long as no Exchange Act Registration for the Class A Liquidation Trust Interests shall have become effective, such reports may be provided or made available to the holders of Liquidation Trust Interests, in the discretion of the Liquidation Trustee, by any reasonable means, including U.S. mail, electronic transmission, display on IntraLinks or a similar virtual data room to which holders shall have access, or publication to a publicly-available website or by press release distributed via a generally recognized business news service.

8.8.3.   Following the effectiveness of an Exchange Act Registration for the Class A Liquidation Trust Interests, the Liquidation Trust shall provide or make available to the holders of Liquidation Trust Interests, either by publication to a publicly-available website or by press release distributed via a generally recognized business news service, copies of all current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K that may be required to be filed by the Liquidation Trust with the SEC under the Exchange Act, which copies are to be so provided or made available promptly after such filing.

8.8.4.   The Liquidation Trustee shall file tax returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations. In addition, the Liquidation Trustee shall file in a timely manner such other tax returns as are required by applicable law and pay any taxes shown as due thereon. The Liquidation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidation Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

8.8.5.   The tax returns filed by the Liquidation Trustee shall report all Liquidation Trust earnings for the taxable year being reported.

8.9          Confidentiality. Except as required in the performance of his or her duties, the Liquidation Trustee shall, while serving as Liquidation Trustee under this Agreement, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Person to which any of the Liquidation Trust Assets relate or of which he has become aware in his or her capacity as Liquidation Trustee.

ARTICLE IX
MAINTENANCE OF RECORDS

9.1         The Liquidation Trustee shall maintain books and records containing a description of all property from time to time constituting the Liquidation Trust Assets and an accounting of all receipts and disbursements. Such books and records may be destroyed without further notice to parties or approval of the Bankruptcy Court five (5) years after the final report to the Bankruptcy Court has been rendered by the Liquidation Trustee (unless such records and documents are necessary to fulfill the Liquidation Trustee’s obligations pursuant to this Agreement). Notwithstanding the foregoing, during the term of the Liquidation Trust, the Liquidation Trustee may destroy business records transferred by Debtors to the Liquidation Trust thirty (30) days after delivery of written notice to the Liquidation Trust Supervisory Board of the Liquidation Trustee’s intent to destroy such records, unless prior to the expiration of such 30-day period, the Liquidation Trust Supervisory Board shall have objected in writing to the destruction of such records. The Liquidation Trustee may estimate and include, as part of the Liquidation Trustee’s compensation, a reasonable sum to be used for the purposes of maintaining, accessing and destroying records during the term of the Liquidation Trust and for up to five (5) years thereafter. The Liquidation Trust Supervisory Board shall have the right to inspect the books and records of the Liquidation Trust upon reasonable prior written notice to the Liquidation Trustee of such inspection.

ARTICLE X
DURATION OF LIQUIDATION TRUST

10.1       Duration. This Agreement, the establishment of the Liquidation Trust, and the transfer of Liquidation Trust Assets to the Liquidation Trust pursuant to Section 2.3 hereof shall be effective on the Effective Date immediately prior to the dissolution of the Debtors (other than the Remaining Debtors) under Section 5.2.3 of the Plan. Thereupon, this Agreement shall remain and continue in full force and effect until the Liquidation Trust is terminated in accordance with the provisions of this Agreement and the Plan.

10.2      Termination of the Liquidation Trust. The Liquidation Trustee and the Liquidation Trust shall be discharged or terminated, as the case may be, at such time as: (a) the Liquidation Trustee determines that the pursuit of additional Liquidation Trust Actions is not likely to yield sufficient additional proceeds to justify further pursuit of such Liquidation Trust Actions and (b) all distributions required to be made by the Liquidation Trustee to the holders of Allowed Claims and to the Liquidation Trust Beneficiaries under the Plan and this Agreement have been made, but in no event shall the Liquidation Trust be terminated later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six-month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six (6) months before the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, unless a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation of, the Liquidation Trust Assets. The Liquidation Trust may not be terminated at any time by the Liquidation Trust Beneficiaries. Upon termination of the Liquidation Trust, any remaining Liquidation Trust Assets that exceed the amounts required to be paid under the Plan may be transferred by the Liquidation Trustee to the American Bankruptcy Institute Endowment Fund. The Liquidation Trustee shall promptly provide the Delaware Trustee notice of any such extension granted pursuant to this Section 10.2.

10.3       Continuance of Liquidation Trust for Winding Up. After the termination of the Liquidation Trust and for the purpose of liquidation and winding up the affairs of the Liquidation Trust, the Liquidation Trustee shall continue to act as such until his or her duties have been fully performed, including such post-distribution tasks as necessary to wind up the affairs of the Liquidation Trust. Subject to the provisions of Section 9.1 hereof, after the termination of the Liquidation Trust, the Liquidation Trustee shall retain or cause to be retained for a period of five (5) years the books, records, Liquidation Trust Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Liquidation Trustee. At the Liquidation Trustee’s discretion, all of such records and documents may, but need not, be destroyed at any time after five (5) years from the completion and winding up of the affairs of the Liquidation Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Liquidation Trust and final distribution of the Liquidation Trust, the Liquidation Trustee shall have no further duties or obligations hereunder.

10.4       Dissolution. Upon the dissolution of the Liquidation Trust and completion of the winding up of the Liquidation Trust’s affairs, a Certificate of Cancellation canceling the Certificate of Trust of the Liquidation Trust shall be filed with the Delaware State Office, which Certificate of Cancellation may be executed by the Liquidation Trustee and the Delaware Trustee (acting at the written direction of the Liquidation Trustee which shall state that the dissolution of the Liquidation Trust and the winding up of the Liquidation Trust’s affairs have been duly completed).

ARTICLE XI
DELAWARE TRUSTEE

11.1        Delaware Trustee.

11.1.1. The Delaware Trustee shall constitute one of the trustees of the Liquidation Trust for the sole and limited purpose of satisfying the requirements of Section 3807(a) of the Delaware Act, shall have only the duties (including fiduciary duties), rights, obligations and liabilities specifically provided for in this Agreement and the Delaware Act, and shall have no implied duties (including fiduciary duties), rights, obligations or liabilities with respect to the business and affairs of the Liquidation Trust. The Delaware Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business and affairs of the Liquidation Trust. The Delaware Trustee may, and hereby is authorized to, take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Liquidation Trustee from time to time (upon which the Delaware Trustee shall be entitled to conclusively and exclusively rely); provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is reasonably likely to subject the Delaware Trustee to personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Liquidation Trust or the Delaware Trustee is a party or is otherwise contrary to law. Notwithstanding anything to the contrary hereunder, the duties, liabilities and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Liquidation Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Delaware Act at the written direction of the Liquidation Trustee and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Liquidation Trust, the other parties hereto or any beneficiary of the Liquidation Trust, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Section 11.1.1.

11.1.2. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable law, and shall act through one or more persons authorized to bind such entity.

11.1.3. The Delaware Trustee may resign at any time and, if at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 11.1, it shall resign immediately, by giving written notice thereof to the Liquidation Trustee.  If the Delaware Trustee shall resign, the Liquidation Trustee shall promptly appoint a successor Delaware Trustee, and such successor Delaware Trustee and the resigning Delaware Trustee shall execute and deliver an instrument to effect such resignation and appointment, and thereupon the resignation of the resigning Delaware Trustee shall become effective and the successor Delaware Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and obligations of the resigning Delaware Trustee. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Delaware Trustee may, at the expense of the Liquidation Trust, petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee. Upon the appointment of a successor Delaware Trustee, such successor Delaware Trustee shall file a certificate of amendment to the certificate of trust of the Liquidation Trust in accordance with Section 3810 of the Delaware Act.

11.2        Limitation of Delaware Trustee Liability.

 11.2.1. The Delaware Trustee shall not be liable for the acts or omissions of the Liquidation Trust, the Liquidation Trustee or any other person or entity, nor shall the Delaware Trustee be liable for supervising or monitoring the performance of the duties of the Liquidation Trustee or the Liquidation Trust or of any other person or entity under this Agreement or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct.  In particular, but not by way of limitation:

(a)      The Delaware Trustee shall not be personally liable for any error or judgment made by a responsible officer or other authorized officer of the Delaware Trustee in good faith;

(b)      No provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder;

(c)      Under no circumstance shall the Delaware Trustee, in its individual capacity or in its capacity as Delaware Trustee, or any member, partner, shareholder, director, officer, employee, agent, affiliate or advisor of the Delaware Trustee or their respective affiliates be personally liable for any representation, warranty, covenant, agreement, liability or indebtedness of the Liquidation Trust, as all such representations, warranties, covenants, agreements, liabilities or indebtedness of the Liquidation Trust are those of the Liquidation Trust as an entity;

(d)      The recitals contained herein shall not be taken as the statements of the Delaware Trustee, and the Delaware Trustee does not assume any responsibility for their correctness. The Delaware Trustee shall not be personally responsible for or in respect of, and the Delaware Trustee makes no representations as to, the title to, or value or condition of, the property of the Liquidation Trust or any part thereof, including the Corporation Assets and the other Liquidation Trust Assets, nor as to the validity or sufficiency of this Agreement or any related certificate, instrument or other document;

(e)     The Delaware Trustee may conclusively rely and shall be fully protected, and shall incur no liability to anyone, in acting or refraining from acting in good faith and in reliance upon any signature, instrument, notice, resolution, request, instruction, direction, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of any governing body of any person as conclusive evidence that such resolution has been duly adopted by such person and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein or whenever the Delaware Trustee shall deem it desirable that a fact or matter be proved or established prior to taking, suffering or omitting any action hereunder (including direction by the Liquidation Trustee with respect to such action), the Delaware Trustee may for all purposes hereof rely on a certificate, signed by any officer of the party delivering the certificate or, in the case of the Liquidation Trustee, signed by the Liquidation Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)       In the exercise or administration of its duties hereunder, the Delaware Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

(g)      In accepting and performing its duties hereunder the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee or the Liquidation Trust by reason of the transactions contemplated by this Agreement shall look only to the Liquidation Trust Assets for payment or satisfaction thereof.

11.3       Compensation and Expenses of Delaware Trustee. The Delaware Trustee shall be entitled to receive, and the Liquidation Trust shall pay the Delaware Trustee, reasonable compensation as determined by the Liquidation Trustee. The Delaware Trustee and any director, officer, affiliate, employee, employer, professional, agent or representative of the Delaware Trustee shall be advanced expenses, defended, held harmless and indemnified from time to time by the Liquidation Trust against any and all losses, claims, costs, expenses and liabilities to which such indemnified parties may be subject arising hereunder or in connection herewith; provided, however, that the indemnification obligations arising pursuant to this Section 11.3 shall indemnify neither the Delaware Trustee nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Delaware Trustee for any actions taken by such indemnified parties which constitute bad faith or willful misconduct. Satisfaction of any obligation of the Liquidation Trust arising pursuant to the terms of this Section 11.3 shall be payable only from the Liquidation Trust Assets and pursuant to Article V of this Agreement. Such right to payment shall be prior and superior to the Liquidation Trust Beneficiaries’ rights to receive distributions from the Liquidation Trust of the Liquidation Trust Assets. The provisions of this Section 11.3 shall survive the termination of this Agreement and the earlier removal or resignation of the Delaware Trustee.

ARTICLE XII
MISCELLANEOUS

12.1       Preservation of Privilege. In connection with the rights, claims, and causes of action that constitute Liquidation Trust Assets, any attorney-client privilege, work-product doctrine, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidation Trust pursuant to the terms of the Plan or otherwise shall vest in the Liquidation Trustee and his or her representatives, and the Liquidation Trustee is authorized to take all necessary actions to effectuate the transfer of such privileges, as necessary. The Liquidation Trustee’s receipt of such privileges shall not operate as a waiver of any other privileges or immunities possessed or retained by the Debtors.

12.2        Notices. Unless otherwise expressly provided herein, all notices to be given to Liquidation Trust Beneficiaries may be given by ordinary mail, or may be delivered personally, to the holders at the addresses appearing on the books kept by the Liquidation Trustee. Any notice or other communication which may be or is required to be given, served, or sent to the Liquidation Trust or the Liquidation Trust Supervisory Board, as applicable, shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery (if receipt is confirmed) addressed as follows:

 If to the Liquidation Trust:

Liquidation Trustee
Michael I. Goldberg
Akerman, LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, FL  33301

With copy to:

Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA  90067-4003
Attn:          Richard M. Pachulski, Esq.

If to the Delaware Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attn:  Corporate Trust Administration/David Young
Email:  dyoung@wilmingtontrust.com
Phone:  (302) 636-5216
Fax:  (302) 636-4149

If to the Liquidation Trust Supervisory Board:

Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA  90067-4003
Attn:  Richard M. Pachulski, Esq.

12.3       No Bond. Notwithstanding any state law to the contrary, neither the Liquidation Trustee (including any successor) nor the Delaware Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction, unless the Liquidation Trustee or the Liquidation Trust Supervisory Board decide in their reasonable judgment to obtain such bond or other security. Subject to Section 8.7, the Liquidation Trustee is hereby authorized, but not required to obtain all reasonable insurance coverage for itself, its agents, representatives, employees or independent contractors, including coverage with respect to the liabilities, duties and obligations of the Liquidation Trustee and its agents, representatives, employees or independent contractors under this Agreement and the Plan. Subject to Section 8.7, the cost of any such insurance coverage shall be an expense of the Liquidation Trust and paid out of the Liquidation Trust Assets.

12.4       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding conflict of laws rules), including all matters of validity, construction and administration; provided, however, that there shall not be applicable to the Liquidation Trust, the Liquidation Trustee or this Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof, (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

12.5        Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

12.6        Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.

12.7        Cumulative Rights and Remedies. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies under law or in equity.

12.8       No Execution. All funds in the Liquidation Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Liquidation Trust Beneficiary, and no Liquidation Trust Beneficiary or any other Person can execute upon, garnish or attach the Liquidation Trust Assets or the Liquidation Trust in any manner or compel payment from the Liquidation Trust except by Final Order of the Bankruptcy Court. Payment will be solely governed by this Agreement and the Plan.

12.9       Intention of Parties to Establish Grantor Liquidation Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust. Consistent with Revenue Procedure 82-58, 1982-2 C.B. 847, as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484, the Liquidation Trust shall be treated as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to Sections 671-677 of the Internal Code of 1986 as amended. As such, for federal income tax purposes, the Liquidation Trust Beneficiaries will be treated as both the grantors and the deemed owners of the Liquidation Trust.

12.10      Amendment. This Agreement may be amended from time to time (a) by order of the Bankruptcy Court or (b) by a written instrument signed by the Liquidation Trustee; provided, that in the case of clause (b) above, (i) any such amendment shall require the prior written approval of a majority of the members of the Liquidation Trust Supervisory Board; (ii) any such amendment that would adversely affect any Beneficiary in a manner disproportionate from the other Beneficiaries in their capacities as such shall require the consent of each such adversely and disproportionately affected Beneficiary; and any such amendment that affects the Delaware Trustee’s duties, obligations, rights, privileges or protections hereunder shall require the written consent of the Delaware Trustee.

12.11     Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.12     Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts and a facsimile or other electronic form of signature shall be of the same force and effect as an original.

12.13     Jurisdiction. The Bankruptcy Court shall have jurisdiction regarding the Liquidation Trust, the Liquidation Trustee, the Liquidation Trust Supervisory Board, and the Liquidation Trust Assets, including the determination of all disputes arising out of or related to administration of the Liquidation Trust. The Bankruptcy Court shall have continuing jurisdiction and venue to hear and finally determine all disputes and related matters arising out of or related to this Agreement or the administration of the Liquidation Trust. The parties expressly consent to the Bankruptcy Court hearing and exercising such judicial power as is necessary to finally determine all such disputes and matters. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Agreement, then the provisions of this Agreement shall have no effect on and shall not control, limit or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter, and all applicable references in this Agreement to an order or decision of the Bankruptcy Court shall instead mean an order or decision of such other court of competent jurisdiction.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

DEBTORS:

215 North 12th Street, LLC
695 Buggy Circle, LLC
Addison Park Investments, LLC
Anchorpoint Investments, LLC
Arborvitae Investments, LLC
Archivolt Investments, LLC
Arlington Ridge Investments, LLC
Arrowpoint Investments, LLC
Baleroy Investments, LLC
Basswood Holding, LLC
Bay Village Investments, LLC
Bear Brook Investments, LLC
Beech Creek Investments, LLC
Bellflower Funding, LLC
Bishop White Investments, LLC
Black Bass Investments, LLC
Black Locust Investments, LLC
Blazingstar Funding, LLC
Bluff Point Investments, LLC
Bowman Investments, LLC
Bramley Investments, LLC
Brise Soleil Investments, LLC
Broadsands Investments, LLC
Brynderwen Investments, LLC
Buggy Circle Holdings, LLC
Cablestay Investments, LLC
Cannington Investments, LLC
Carbondale Doocy, LLC
Carbondale Glen Lot A-5, LLC
Carbondale Glen Lot D-22, LLC
Carbondale Glen Lot E-24, LLC
Carbondale Glen Lot GV-13, LLC
Carbondale Glen Lot L-2, LLC
Carbondale Glen Lot SD-14, LLC
Carbondale Glen Lot SD-23, LLC
Carbondale Glen Mesa Lot 19, LLC
Carbondale Glen River Mesa, LLC
Carbondale Glen Sundance Ponds, LLC
Carbondale Glen Sweetgrass Vista, LLC
Carbondale Peaks Lot L-l, LLC
Carbondale Spruce 101, LLC
Carbondale Sundance Lot 15, LLC
Carbondale Sundance Lot 16, LLC
Castle Pines Investments, LLC
Centershot Investments, LLC
Chaplin Investments, LLC
Chestnut Investments, LLC
Chestnut Ridge Investments, LLC
Clover Basin Investments, LLC
Coffee Creek Investments, LLC

Craven Investments, LLC
Crossbeam Investments, LLC
Crowfield Investments, LLC
Crystal Valley Holdings, LLC
Crystal Woods Investments, LLC
Cuco Settlement, LLC
Daleville Investments, LLC
Deerfield Park Investments, LLC
Derbyshire Investments, LLC
Diamond Cove Investments, LLC
Dixville Notch Investments, LLC
Dogwood Valley Investments, LLC
Dollis Brook Investments, LLC
Donnington Investments, LLC
Doubleleaf Investments, LLC
Drawspan Investments, LLC
Eldredge Investments, LLC
Elstar Investments, LLC
Emerald Lake Investments, LLC
Fieldpoint Investments, LLC
Franconia Notch Investments, LLC
Frog Rock Investments, LLC
Gateshead Investments, LLC
Glenn Rich Investments, LLC
Goose Rocks Investments, LLC
Goosebrook Investments, LLC
Graeme Park Investments, LLC
Grand Midway Investments, LLC
Gravenstein Investments, LLC
Green Gables Investments, LLC
Grenadier Investments, LLC
Grumblethorpe Investments, LLC
H10 Deerfield Park Holding Company, LLC
H11 Silk City Holding Company, LLC
H12 White Birch Holding Company, LLC
H13 Bay Village Holding Company, LLC
H14 Dixville Notch Holding Company, LLC
H15 Bear Brook Holding Company, LLC
H16 Monadnock Holding Company, LLC
H17 Pemigewasset Holding Company, LLC
H18 Massabesic Holding Company, LLC
H19 Emerald Lake Holding Company, LLC
H2 Arlington Ridge Holding Company, LLC

By:
Bradley D. Sharp, solely in his capacity as Chief Restructuring Officer

[SIGNATURE PAGE TO LIQUIDATION TRUST AGREEMENT]

H20 Bluff Point Holding Company, LLC
H21 Summerfree Holding Company, LLC
H22 Papirovka Holding Company, LLC
H23 Pinova Holding Company, LLC
H24 Stayman Holding Company, LLC
H25 Elstar Holding Company, LLC
H26 Gravenstein Holding Company, LLC
H27 Grenadier Holding Company, LLC
H28 Black Locust Holding Company, LLC
H29 Zestar Holding Company, LLC
H30 Silver Maple Holding Company, LLC
H31 Addison Park Holding Company, LLC
H32 Arborvitae Holding Company, LLC
H33 Hawthorn Holding Company, LLC
H35 Hornbeam Holding Company, LLC
H36 Sturmer Pippin Holding Company, LLC
H37 Idared Holding Company, LLC
H38 Mutsu Holding Company, LLC
H39 Haralson Holding Company, LLC
H4 Pawtuckaway Holding Company, LLC
H40 Bramley Holding Company, LLC
H41 Grumblethorpe Holding Company, LLC
H43 Lenni Heights Holding Company, LLC
H44 Green Gables Holding Company, LLC
H46 Beech Creek Holding Company, LLC
H47 Summit Cut Holding Company, LLC
H49 Bowman Holding Company, LLC
H5 Chestnut Ridge Holding Company, LLC
H50 Sachs Bridge Holding Company, LLC
H51 Old Carbon Holding Company, LLC
H52 Willow Grove Holding Company, LLC
H53 Black Bass Holding Company, LLC
H54 Seven Stars Holding Company, LLC
H55 Old Maitland Holding Company, LLC
H56 Craven Holding Company, LLC
H58 Baleroy Holding Company, LLC
H59 Rising Sun Holding Company, LLC
H6 Lilac Meadow Holding Company, LLC
H60 Moravian Holding Company, LLC
H61 Grand Midway Holding Company, LLC
H64 Pennhurst Holding Company, LLC
H65 Thornbury Farm Holding Company, LLC
H66 Heilbron Manor Holding Company, LLC
H68 Graeme Park Holding Company, LLC
H7 Dogwood Valley Holding Company, LLC
H70 Bishop White Holding Company, LLC
H74 Imperial Aly Holding Company, LLC
H76 Diamond Cove Holding Company, LLC
H8 Melody Lane Holding Company, LLC
H9 Strawberry Fields Holding Company, LLC
Hackmatack Investments, LLC
Haffenburg Investments, LLC
Haralson Investments, LLC
Harringworth Investments, LLC
Hawthorn Investments, LLC
Hazelpoint Investments, LLC

Heilbron Manor Investments, LLC
Hollyline Holdings, LLC
Hollyline Owners, LLC
Hornbeam Investments, LLC
Idared Investments, LLC
Imperial Aly Investments, LLC
Ironsides Investments, LLC
Kirkstead Investments, LLC
Lenni Heights Investments, LLC
Lilac Meadow Investments, LLC
Lilac Valley Investments, LLC
Lincolnshire Investments, LLC
Lonetree Investments, LLC
Longbourn Investments, LLC
M10 Gateshead Holding Company, LLC
M11 Anchorpoint Holding Company, LLC
M13 Cablestay Holding Company, LLC
M14 Crossbeam Holding Company, LLC
M15 Doubleleaf Holding Company, LLC
M16 Kirkstead Holding Company, LLC
M17 Lincolnshire Holding Company, LLC
M19 Arrowpoint Holding Company, LLC
M22 Drawspan Holding Company, LLC
M24 Fieldpoint Holding Company, LLC
M25 Centershot Holding Company, LLC
M26 Archivolt Holding Company, LLC
M27 Brise Soleil Holding Company, LLC
M28 Broadsands Holding Company, LLC
M29 Brynderwen Holding Company, LLC
M31 Cannington Holding Company, LLC
M32 Dollis Brook Holding Company, LLC
M33 Harringworth Holding Company, LLC
M34 Quarterpost Holding Company, LLC
M36 Springline Holding Company, LLC
M37 Topchord Holding Company, LLC
M38 Pemberley Holding Company, LLC
M39 Derbyshire Holding Company, LLC
M40 Longbourn Holding Company, LLC
M41 Silverthorne Holding Company, LLC
M43 White Dome Holding Company, LLC
M44 Wildernest Holding Company, LLC
M45 Clover Basin Holding Company, LLC
M46 Owl Ridge Holding Company, LLC
M48 Vallecito Holding Company, LLC
M49 Squaretop Holding Company, LLC
M5 Stepstone Holding Company, LLC
M50 Wetterhorn Holding Company, LLC
M51 Coffee Creek Holding Company, LLC
M53 Castle Pines Holding Company, LLC
M54 Lonetree Holding Company, LLC

By:
Bradley D. Sharp, solely in his capacity as Chief Restructuring Officer

[SIGNATURE PAGE TO LIQUIDATION TRUST AGREEMENT]

M56 Haffenburg Holding Company, LLC
M57 Ridgecrest Holding Company, LLC
M58 Springvale Holding Company, LLC
M60 Thunder Basin Holding Company, LLC
M61 Mineola Holding Company, LLC
M62 Sagebrook Holding Company, LLC
M63 Crowfield Holding Company, LLC
M67 Mountain Spring Holding Company, LLC
M68 Goosebrook Holding Company, LLC
M70 Pinney Holding Company, LLC
M71 Eldredge Holding Company, LLC
M72 Daleville Holding Company, LLC
M73 Mason Run Holding Company, LLC
M74 Varga Holding Company, LLC
M75 Riley Creek Holding Company, LLC
M76 Chaplin Holding Company, LLC
M77 Frog Rock Holding Company, LLC
M79 Chestnut Company, LLC
M80 Hazelpoint Holding Company, LLC
M83 Mt. Holly Holding Company, LLC
M85 Glenn Rich Holding Company, LLC
M86 Steele Hill Holding Company, LLC
M87 Hackmatack Hills Holding Company, LLC
M88 Franconia Notch Holding Company, LLC
M89 Mount Washington Holding Company, LLC
M9 Donnington Holding Company, LLC
M90 Merrimack Valley Holding Company, LLC
M91 Newville Holding Company, LLC
M92 Crystal Woods Holding Company, LLC
M93 Goose Rocks Holding Company, LLC
M94 Winding Road Holding Company, LLC
M95 Pepperwood Holding Company, LLC
M96 Lilac Valley Holding Company, LLC
M97 Red Woods Holding Company, LLC
M99 Ironsides Holding Company, LLC
Mason Run Investments, LLC
Massabesic Investments, LLC
Melody Lane Investments, LLC
Merrimack Valley Investments, LLC
Mineola Investments, LLC
Monadnock Investments, LLC
Moravian Investments, LLC
Mount Washington Investments, LLC
Mountain Spring Investments, LLC
Mt. Holly Investments, LLC
Mutsu Investments, LLC
Newville Investments, LLC
Old Carbon Investments, LLC
Old Maitland Investments, LLC
Owl Ridge Investments, LLC
Papirovka Investments, LLC
Pawtuckaway Investments, LLC
Pemberley Investments, LLC
Pemigewasset Investments, LLC
Pennhurst Investments, LLC
Pepperwood Investments, LLC

Pinney Investments, LLC
Pinova Investments, LLC
Quarterpost Investments, LLC
Red Woods Investments, LLC
Ridgecrest Investments, LLC
Riley Creek Investments, LLC
Rising Sun Investments, LLC
Sachs Bridge Investments, LLC
Sagebrook Investments, LLC
Seven Stars Investments, LLC
Silk City Investments, LLC
Silver Maple Investments, LLC
Silverleaf Funding, LLC
Silverthorne Investments, LLC
Springline Investments, LLC
Springvale Investments, LLC
Squaretop Investments, LLC
Stayman Investments, LLC
Steele Hill Investments, LLC
Stepstone Investments, LLC
Strawberry Fields Investments, LLC
Sturmer Pippin Investments, LLC
Summerfree Investments, LLC
Summit Cut Investments, LLC
Thornbury Farm Investments, LLC
Thunder Basin Investments, LLC
Topchord Investments, LLC
Vallecito Investments, LLC
Varga Investments, LLC
Wall 123, LLC
Wetterhorn Investments, LLC
White Birch Investments, LLC
White Dome Investments, LLC
Whiteacre Funding, LLC
Wildernest Investments, LLC
Willow Grove Investments, LLC
Winding Road Investments, LLC
WMF Management, LLC
Woodbridge Capital Investments, LLC
Woodbridge Commercial Bridge Loan Fund 1, LLC
Woodbridge Commercial Bridge Loan Fund 2, LLC
Woodbridge Group of Companies, LLC
Woodbridge Investments, LLC
Woodbridge Mezzanine Fund 1, LLC
Woodbridge Mortgage Investment Fund 1, LLC
Woodbridge Mortgage Investment Fund 2, LLC
Woodbridge Mortgage Investment Fund 3, LLC
Woodbridge Mortgage Investment Fund 3A, LLC
Woodbridge Mortgage Investment Fund 4, LLC
Woodbridge Structured Funding, LLC
Zestar Investments, LLC

By:
Bradley D. Sharp, solely in his capacity as Chief Restructuring Officer

[SIGNATURE PAGE TO LIQUIDATION TRUST AGREEMENT]

LIQUIDATION TRUSTEE:

By:
Michael Goldberg, solely in this capacity as Liquidation Trustee under this Agreement

[SIGNATURE PAGE TO LIQUIDATION TRUST AGREEMENT]

DELAWARE TRUSTEE:

WILMINGTON TRUST, N.A.

By:
Name: David B. Young
Title: Vice President

[SIGNATURE PAGE TO LIQUIDATION TRUST AGREEMENT]

Schedule A

The Liquidation Trustee will receive (i) base compensation at an hourly rate of $550 per hour for 2018, with 10% rate raises commencing at the beginning of calendar years 2019 and 2020; and (ii) incentive compensation as determined by the Liquidation Trust Supervisory Board.

AMENDMENT NO. 1 TO
LIQUIDATION TRUST AGREEMENT

This Amendment No. 1 to Liquidation Trust Agreement (this “Amendment”) is entered into effective as of August 21, 2019 (the “Effective Date”) by Michael Goldberg, solely in his capacity as Liquidation Trustee (the “Liquidation Trustee”) of Woodbridge Liquidation Trust, a Delaware statutory trust (the “Liquidation Trust”), to amend the Liquidation Trust Agreement dated as of February 15, 2019 by and among the entities listed as “Debtors” on the signature pages thereto, the Liquidation Trustee, and Wilmington Trust, National Association, as Delaware Trustee (the “Trust Agreement”). Capitalized terms used in this Amendment without definition herein shall be deemed to have the meanings given to such terms in the Trust Agreement or incorporated therein.

R E C I T A L S

A.         Section 12.10 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by a written instrument signed by the Liquidation Trustee provided that (i) such amendment shall require the prior written approval of a majority of the members of the Liquidation Trust Supervisory Board and (ii) any such amendment that would adversely affect any Beneficiary in a manner disproportionate from the other Beneficiaries in their capacities as such shall require the consent of each such adversely and disproportionately affected Beneficiary and any such amendment that affects the Delaware Trustee’s duties, obligations, rights, privileges or protections hereunder shall require the written consent of the Delaware Trustee.

B.         This Amendment, a written instrument signed by the Liquidation Trustee, has received the prior written approval of a majority of the members of the Liquidation Trust Supervisory Board. The intent of this Amendment is to authorize the appointment one or more members of the Liquidation Trust Supervisory Board (any such member, a “New Member”) in addition to the five initial members of the Liquidation Trust Supervisory Board (the “Initial Members”). This Amendment does not adversely affect any Beneficiary in a manner disproportionate from the other Beneficiaries in their capacities as such and does not affect any duties, obligations, rights, privileges or protections of the Delaware Trustee.

C.         Effective as of the Effective Date, the Liquidation Trustee now wishes to amend the Trust Agreement as set forth below.

A G R E E M E N T

NOW, THEREFORE, as of the Effective Date, the Liquidation Trust Agreement is hereby amended to add the bold underlined text (indicated textually in the same manner as the following example: bold underlined text) as set forth below:

1.          Amendment of Section 3.1. Section 3.1 is hereby amended to read in full as follows:

3.1     Liquidation Trust Supervisory Board. The initial members of the Liquidation Trust Supervisory Board shall be Jay Beynon, Dr. Raymond C. Blackburn, Terry Goebel, Lynn Myrick, and John J. O’Neill and the Liquidation Trust Supervisory Board shall include such additional member(s), if any, as the Liquidation Trust Supervisory Board may determine from time to time. The Liquidation Trust Supervisory Board shall have all the rights and powers of a duly elected board of directors of a Delaware corporation and shall supervise the Liquidation Trustee in accordance with this Agreement and the Plan. Except as otherwise set forth herein, approval of a simple majority of the members of such Liquidation Trust Supervisory Board shall be required for the Liquidation Trust Supervisory Board to act on any matter. In the event that votes or consents by the Liquidation Trust Supervisory Board for and against any matter (other than any matter regarding the supervision, evaluation or compensation of the Liquidation Trustee) shall be equally divided, the Liquidation Trustee shall have the power to cast the deciding vote. In the event that a Liquidation Trust Supervisory Board shall not continue to exist under this Agreement, the Liquidation Trustee shall have all the rights and powers of a duly elected board of directors of a Delaware corporation and all references herein to required approval or other action of such Liquidation Trust Supervisory Board shall be of no force or effect. On or promptly following the Effective Date, the Liquidation Trust Supervisory Board shall adopt by-laws that are consistent with the terms and conditions of this Agreement and thereafter may repeal, amend, and restate by-laws from time to time.

2.          Amendment of Section 3.2. Section 3.2 is hereby amended to read in full as follows:

3.2     Resignation/Replacement/Removal of Member of Liquidation Trust Supervisory Board. A member of the Liquidation Trust Supervisory Board may resign following written notice to the Liquidation Trustee and the other members of the Liquidation Trust Supervisory Board. Such resignation will become effective on the later to occur of (i) the day specified in such written notice and (ii) the date that is thirty (30) days after the date such notice is delivered. A member of the Liquidation Trust Supervisory Board may only be removed by entry of a Bankruptcy Court order finding that cause exists to remove such member. In the event that a member of the Liquidation Trust Supervisory Board is removed in accordance with the immediately preceding sentence, dies, becomes incapacitated, resigns or otherwise becomes unavailable for any reason, such member’s replacement shall be appointed (a) in accordance with the Plan or (b) if the Plan does not specify the manner of appointment of such member’s replacement, by the Liquidation Trust Supervisory Board.

3.          Full Force and Effect. Except as amended in this Amendment, the Trust Agreement shall remain in full force and effect. Unless the context otherwise requires, any other document or agreement that refers to the Trust Agreement shall be deemed to refer to the Trust Agreement, giving effect to this Amendment (and any other amendments to the Trust Agreement made from time to time pursuant to its terms).

4.          Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successor(s) and assign(s) of the party hereto.

5.          Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

/s/ Michael Goldberg
Michael Goldberg, solely in his capacity as Liquidation
Trustee under the Trust Agreement

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LIQUIDATION TRUST AGREEMENT OF WOODBRIDGE LIQUIDATION TRUST]

AMENDMENT NO. 2 TO
LIQUIDATION TRUST AGREEMENT

This Amendment No. 2 to Liquidation Trust Agreement (this “Amendment”) is entered into effective as of September 13, 2019 (the “Effective Date”) by Michael Goldberg, solely in his capacity as Liquidation Trustee (the “Liquidation Trustee”) of Woodbridge Liquidation Trust, a Delaware statutory trust (the “Liquidation Trust”), to amend the Liquidation Trust Agreement dated as of February 15, 2019  by and among the entities listed as “Debtors” on the signature pages thereto, the Liquidation Trustee, and Wilmington Trust, National Association, as Delaware Trustee (as amended, the “Trust Agreement”).  Capitalized terms used in this Amendment without definition herein shall be deemed to have the meanings given to such terms in the Trust Agreement or incorporated therein.

R E C I T A L S

A.          Section 12.10 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by a written instrument signed by the Liquidation Trustee provided that (i) such amendment shall require the prior written approval of a majority of the members of the Liquidation Trust Supervisory Board and (ii) any such amendment that would adversely affect any Beneficiary in a manner disproportionate from the other Beneficiaries in their capacities as such shall require the consent of each such adversely and disproportionately affected Beneficiary and any such amendment that affects the Delaware Trustee’s duties, obligations, rights, privileges or protections hereunder shall require the written consent of the Delaware Trustee.

B.          This Amendment, a written instrument signed by the Liquidation Trustee, has received the prior written approval of a majority of the members of the Liquidation Trust Supervisory Board.  The intent of this Amendment is to clarify the periodic reporting obligations of the Liquidation Trust in connection with, and following the effectiveness of, an Exchange Act Registration for the purpose of avoiding the time and expense of duplicative periodic reporting under both the Trust Agreement and the Exchange Act and eliminating potential liabilities under the Exchange Act as a result of the release of unaudited financial information and/or other potentially conflicting or inconsistent reports otherwise required under the Trust Agreement.  This Amendment does not adversely affect any Beneficiary in a manner disproportionate from the other Beneficiaries in their capacities as such and does not affect any duties, obligations, rights, privileges or protections of the Delaware Trustee.

C.          Effective as of the Effective Date, the Liquidation Trustee now wishes to amend the Trust Agreement as set forth below.

A G R E E M E N T

NOW, THEREFORE, as of the Effective Date, the Liquidation Trust Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner as the following example:  bold underlined text) as set forth below:

1.          Amendment of Section 8.8.1.  Section 8.8.1 is hereby amended to read in full as follows:

8.8.1          Beginning the first quarter-end following the Effective Date and continuing on each quarter-end thereafter until the Closing Date, ~~within thirty (30) calendar days after the end of such period,~~ the Liquidation Trust shall File quarterly reports with the Bankruptcy Court within the time periods specified in this Section 8.8.1.  Except as otherwise set forth in this Section 8.8.1, ~~E~~ each quarterly report shall contain a cash flow statement which shall show Distributions by Class during the prior quarter, an unaudited balance sheet, the terms of any settlement of an individual Claim in an amount greater than $100,000, the terms of any litigation settlement where the Cause of Action or the Liquidation Trust Action was greater than $100,000 or the settlement is for more than $100,000, the terms of any sale of Estate Assets where the proceeds of such sale are $100,000 or greater, and such other information as the Liquidation Trust determines is material.  Except as otherwise set forth in this Section 8.8.1, the quarterly reports required by this Section 8.8.1 shall be Filed within thirty (30) calendar days after the end of each quarter-end.  Notwithstanding any other provision of this Section 8.8.1, the Liquidation Trust may File with the Bankruptcy Court, (a) in lieu of any quarterly report required under this Section 8.8.1 in respect of any quarter ending on December 31 of any year, a copy of the Annual Report on Form 10-K, if any, filed by the Liquidation Trust with the SEC for the year ended on such date (with the thirty-day deadline set forth in the preceding sentence in respect of such quarterly report being deemed automatically extended to the earlier of (i) the date on which such Annual Report on Form 10-K is due to be filed with the SEC or (ii) as soon as practicable after such Annual Report on Form 10-K is actually filed with the SEC) and (b) in lieu of any quarterly report required under this Section 8.8.1 in respect of any quarter not ending on December 31 of any year, a copy of the Quarterly Report on Form 10-Q, if any, filed by the Liquidation Trust with the SEC in respect of such quarter (with the thirty-day deadline set forth in the preceding sentence in respect of such quarterly report being deemed automatically extended to the earlier of (i) the date on which such Quarterly Report on Form 10-Q is due to be filed with the SEC and (ii) as soon as practicable after such Quarterly Report on Form 10-Q is actually filed with the SEC).  The Filing with the Bankruptcy Court of a copy of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q in accordance with this Section 8.8.1 with respect to any particular quarter shall be deemed to satisfy in full any obligations of the Liquidation Trust to File any quarterly report otherwise required under this Section 8.8.1 for such quarter.

2.          Amendment of Section 8.8.2.  Section 8.8.2 is hereby amended to read in full as follows:

8.8.2          Except as otherwise set forth in this Section 8.8.2, ~~Until the effectiveness of an Exchange Act Registration for the Class A Liquidation Trust Interests,~~ the Liquidation Trust shall, as soon as practicable after the end of each calendar year and upon termination of the Liquidation Trust, provide or make available a written report and account to the holders of Liquidation Trust Interests, which report and account sets forth (i) the assets and liabilities of the Liquidation Trust at the end of such calendar year or upon termination and the receipt and disbursements of the Liquidation Trust for such calendar year or period, and (ii) changes in the Liquidation Trust Assets and actions taken by the Liquidation Trustee in the performance of its duties under the Plan or the Liquidation Trust Agreement that the Liquidation Trustee determines in its discretion may be relevant to holders of Liquidation Trust Interests, such as material changes or actions that, in the opinion of the Liquidation Trustee, may have a material effect on the Liquidation Trust Assets that were not previously reported.  The Liquidation Trust may provide or make available to holders of Liquidation Trust Interests similar reports for such interim periods during the calendar year as the Liquidation Trustee deems advisable.  ~~So long as no Exchange Act Registration for the Class A Liquidation Trust Interests shall have become effective, s~~Such reports may be provided or made available to the holders of Liquidation Trust Interests, in the discretion of the Liquidation Trustee, by any reasonable means, including U.S. mail, electronic transmission, display on IntraLinks or similar virtual data room to which holders shall have access, or publication to a publicly-available website or by press release distributed via a generally recognized business news service.  Notwithstanding any other provision of this Section 8.8.2, the Liquidation Trust may, in lieu of any written report or account required under this Section 8.8.2 in respect of a particular calendar year, provide or make available to the holders of Liquidation Trust Interests a copy of the Annual Report on Form 10-K, if any, filed by the Liquidation Trust with the SEC for such calendar year (with any deadline set forth in this Section 8.8.2 for the provision of such written report or account being deemed automatically extended to the earlier of (a) the date on which such Annual Report on Form 10-K is due to be filed with the SEC or (b) as soon as practicable after such Annual Report on Form 10-K is actually filed with the SEC).  The provision of any such Annual Report on Form 10-K in accordance with this Section 8.8.2 with respect to any particular calendar year shall be deemed to satisfy in full all obligations of the Liquidation Trust to provide any written report or account otherwise required under this Section 8.8.2 for such calendar year.

3.          Full Force and Effect.  Except as amended in this Amendment, the Trust Agreement shall remain in full force and effect.  Unless the context otherwise requires, any other document or agreement that refers to the Trust Agreement shall be deemed to refer to the Trust Agreement, giving effect to this Amendment (and any other amendments to the Trust Agreement made from time to time pursuant to its terms).

4.          Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the successor(s) and assign(s) of the party hereto.

5.          Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

/s/ Michael Goldberg
Michael Goldberg, solely in his capacity as Liquidation Trustee under the Trust Agreement

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO
LIQUIDATION TRUST AGREEMENT OF WOODBRIDGE LIQUIDATION TRUST]